Exhibit 5.2

DLA Piper LLP (US)
The Marbury Building 6225 Smith Avenue
Baltimore, Maryland 21209-3600 www.dlapiper.com

T 410.580.3000
F 410.580.3001

March 10, 2020

CareTrust REIT, Inc.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to CareTrust REIT, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) prepared and filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on March 10, 2020, including the prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”) for registration by the Company of the issuance and sale from time to time of an unspecified amount of Securities (as herein defined).

As used herein, the term “Securities” means the following: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) warrants of the Company to purchase shares of Common Stock or shares of Preferred Stock, as designated by the Company at the time of the offering thereof (the “Warrants”), (iv) rights of the Company to purchase shares of Common Stock or shares of Preferred Stock (the “Rights”), as designated by the Company at the time of the offering thereof, (v) units of the Company consisting of two or more classes or series of Common Stock, Preferred Stock, Warrants or Rights (the “Units”), as designated by the Company at the time of the offering thereof, (vi) debt securities of CTR Partnership, L.P. a Delaware limited partnership and/or CareTrust Capital Corp., a Delaware corporation (the “Debt Securities”), and (vii) guarantees of the Debt Securities by the Company (the “Registered Company Guarantees”) and certain of the Company’s subsidiaries, as designated by the Company at the time of the offering thereof. The Registration Statement provides that the Securities may be offered separately, together or as Units, in the amounts and at prices and on other terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) the Registration Statement, including the Prospectus;

(b) the charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement, filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on May 13, 2014, as amended by the Articles of Amendment to Articles of Amendment and Restatement of the Company as filed with the SDAT on and effective as of May 30, 2018 (collectively, the “Charter”);

(c) the Amended and Restated Bylaws of the Company, as in effect on the date hereof (in the form attached to the Officer’s Certificate (as defined below)) (the “Bylaws”);

CareTrust REIT, Inc.

March 10, 2020

(d) the resolutions of the Board of Directors of the Company (the “Board”) adopted by unanimous written consent on March 10, 2020, relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities (in the form attached to the Officer’s Certificate);

(e) the Indenture, dated as of May 24, 2017, among the Company, CTR Partnership, L.P., CareTrust Capital Corp., and Wells Fargo Bank, National Association, as trustee and filed as an exhibit to the Registration Statement (the “Base Indenture”);

(f) a good standing certificate for the Company, dated as of a recent date, issued by the SDAT; and

(g) a certificate executed by an Officer of the Company (the “Officer’s Certificate”), dated as of the date hereof, as to certain factual matters.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory, and each such party’s obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied solely on the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of public officials.

We further assume that:

(a) The issuance, sale, amount, price and other terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board (or where permitted, a committee of the Board) of the Company (each, a “Board Action”) in accordance with the Company’s Charter, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

CareTrust REIT, Inc.

March 10, 2020

(b) The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

(c) The prior issuance of all of the issued and outstanding shares of Common Stock of the Company has not violated and the issuance of the Securities and shares of Common Stock and shares of Preferred Stock issuable upon conversion or exercise of any other Securities convertible or exercisable for shares of Common Stock or Preferred Stock will not violate the ownership limitations set forth in the Charter.

(d) Prior to the issuance of any shares of Preferred Stock or Common Stock (including shares of Common Stock or Preferred Stock issuable upon the conversion or exercise any Securities convertible or exercisable for shares of Common Stock or Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock or Common Stock, as the case may be, and all actions necessary to the creation of any such Preferred Stock (and any Securities convertible or exercisable for shares of Preferred Stock), whether by articles supplementary, articles of amendment, or by classification or reclassification of existing capital stock and the filing of articles supplementary with the SDAT, will have been taken.

(e) For shares of Preferred Stock or Common Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter, Bylaws and applicable law. For shares of Preferred Stock or Common Stock not represented by certificates, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter, Bylaws and applicable law.

(f) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.

(g) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement and with applicable laws; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

CareTrust REIT, Inc.

March 10, 2020

(h) Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter, Bylaws and applicable law.

(i) To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as unit agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement and with applicable laws; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

(j) Any Registered Company Guarantees will be issued under a validly and legally binding indenture (an “Indenture”) as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), and/or a valid and legally binding guarantee (each, a “Guarantee”) in each case, duly authorized, executed and delivered by the Company (and each other party thereto), and, if required by the Supplemental Indenture or Guarantee, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(k) To the extent that the obligations of the Company under any Supplemental Indenture or Guarantee may be dependent upon such matters, the financial institution to be identified in such Indenture, Supplemental Indenture and/or Guarantee as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(l) Appropriate guarantees and/or other evidence of any guarantee by the Company will be executed and authenticated in accordance with the Guarantee and/or the Base Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Base Indenture or Guarantee, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Registered Company Guarantees and will comply with the Base Indenture, any Supplemental Indenture and/or Guarantee and any accompanying officer’s certificate, the Company’s Charter and Bylaws and applicable law.

CareTrust REIT, Inc.

March 10, 2020

(m) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(n) The Registration Statement has become effective and will remain effective under the Securities Act.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1) The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

(2) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of Securities convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3) Upon issuance and delivery of Certificates or Written Statements, if any, as the case may be, representing shares of such class or series of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Company’s Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, representing shares of such class or series of Preferred Stock pursuant to the exercise of one or more Warrants or the conversion of one or more series of Securities convertible into Preferred Stock, such shares of such class or series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(4) Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and applicable law, the issuance of the Warrants will be duly authorized.

(5) Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and applicable law, the issuance of the Rights will be duly authorized.

CareTrust REIT, Inc.

March 10, 2020

(6) Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and applicable law, the issuance of the Units will be duly authorized.

(7) Upon adoption of all Board Actions in accordance with the terms of the Company’s Charter, Bylaws and applicable law, the issuance of the Registered Company Guarantees will be duly authorized.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) This opinion concerns only the effect of the laws (exclusively of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change his opinion.

(c) We express no opinion as to compliance with the securities (or “blue sky”), laws, broker licensing laws, real estate syndication laws, mortgage lending laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

(d) We express no opinion as to the issuance of any Securities by any issuer other than the Company.

(e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. O’Melveny & Myers LLP and Kirkland & Ellis LLP are authorized to rely on this opinion as if the opinion were addressed to them solely for the purpose of rendering their opinions to be filed as Exhibits 5.1 and Exhibit 8.1, respectively, to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)